EXHIBIT 99.1

SRAX Announces Offering of $3.72 Million of Secured Convertible Debentures

LOS ANGELES, April 21, 2017 /PRNewswire/ --SRAX (Nasdaq: SRAX), an Internet advertising and technology platform company that provides tools to automate the digital advertising market, announced it entered into a definitive securities purchase agreement with certain institutional and accredited investors for the purchase and sale of up to an aggregate of $3.72 million principal amount Secured Convertible Debentures and five year Series A Warrants representing the right to acquire up to 1,156,667 shares of Class A common stock in a transaction exempt from registration under the Securities Act of 1933, as amended. The Debentures are secured by a second position security interest in the Company’s accounts receivable and a first position security interest in the balance of its assets, and the Company is subject to continued compliance with certain financial covenants. The Debenture and Warrants are initially exercisable at $3.00 per share.

"This capital infusion satisfies certain current obligations, eliminates uncertainty of the variable priced financial instrument and provides us working capital to continue to grow the business," stated Christopher Miglino, Chief Executive Officer of SRAX. "We believe we are now on more solid financial footing and continue to focus on serving our customers with the most effective platform offerings for their marketing needs."

SRAX expects to use the net proceeds to satisfy a $2.5 million put obligation under Series B Warrants issued to investors in a registered direct offering the Company conducted in January 2017 and to satisfy other current obligations and for working capital.  After payment of the put obligation the Series B Warrants will be terminated and no longer outstanding.

The Company estimates net proceeds from the offering to be approximately $3.5 million after deducting placement agent fees, legal fees and other estimated offering expenses. The Debentures will bear interest at a rate of 12.5% per year, payable quarterly.  The Debentures will mature on April 21, 2020, unless earlier redeemed or converted. The Debentures are convertible at the option of the holder into shares of the Company’s Class A common stock at an initial conversion price of $3.00 per share, subject to adjustment.

Chardan Capital, LLC and Noble Capital Markets, Inc. acted as co-placement agents for this offering.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SRAX
SRAX (NASDAQ: SRAX) is an advertising technology company providing the tools to automate digital marketers and content owners’ campaigns across digital channels. SRAX’s tools amplify performance and maximize profits for brands in the healthcare, CPG, automotive, wellness and lifestyle verticals through an omnichannel approach that integrates all aspects of the marketing experience into one platform. The company’s machine-learning technology identifies brands’ core consumers and their characteristics discovering new and measurable opportunities to target, reach and monetize audiences driving online and offline sales lift. For more information on how SRAX delivers a digital competitive advantage to surpass today’s marketing challenges, visit www.srax.com.

Safe Harbor Statement
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman

LHA Investor Relations

+1 415 433 3777

srax@lhai.com